UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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TRI Pointe Group, Inc.

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May 24, 2016

Re:	2016 Annual Meeting of TRI Pointe Group, Inc. Stockholders

Dear Fellow Stockholder:

You recently received a notice of availability of proxy materials for the 2016 annual meeting of stockholders of TRI Pointe Group, Inc. ("TRI Pointe") that will be held on June 3, 2016.  In the proxy statement, the Board of Directors ("Board") recommends a vote "FOR" each of the eight nominees standing for election (Proposal No. 1).  I am writing to provide you with additional information regarding one of our highly qualified directors and Chairman of the Board – Barry S. Sternlicht.

Two proxy advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis, are recommending that you withhold your votes for Mr. Sternlicht due to his other executive and board commitments.  The Board believes these recommendations are the product of a "one-size-fits-all" approach to corporate governance that fails to take into account individual circumstances and performance.  Mr. Sternlicht currently serves as the Chairman of the Board of Directors and the Chief Executive Officer of Starwood Property Trust, Inc. (NYSE: STWD).  He also serves as Co-Chairman of the Board Trustees of Colony Starwood Homes (NYSE: SFR) and on the Board of Directors of one other U.S. public company and two non-U.S. public company boards.  Although these positions constitute a significant undertaking and time commitment for Mr. Sternlicht, the Board strongly disagrees with the recommendations of ISS and Glass Lewis.  The Board therefore asks that you consider the following:

•

Mr. Sternlicht has amply demonstrated his ability to manage his corporate and board obligations.  For instance, he has attended every meeting of the Board, and of the committees on which was serving, in 2014 and 2015.

•	Mr. Sternlicht has unparalleled experience in investment management and real estate finance and development.
•

Mr. Sternlicht has served as a director of TRI Pointe since its initial public offering in 2013 and was instrumental in the successful completion of the company's 2014 merger transaction with Weyerhaeuser Real Estate Company (WRECO).

•	Mr. Sternlicht has intimate knowledge of TRI Pointe due to the Starwood Fund's longstanding investments in TRI Pointe.
•	Most of Mr. Sternlicht’s board commitments relate to companies in which Starwood Capital Group has a direct or indirect investment.

Mr. Sternlicht is an invaluable member of the Board and his commitment to the Board is in no way undermined or negatively impacted by his other commitments.

For the reasons stated above, the Board urges you to vote FOR each of the eight nominees standing for election at our 2016 annual meeting of stockholders, including Mr. Sternlicht.  Thank you for your consideration.

Very Truly Yours,

Steven J. Gilbert
Lead Independent Director
TRI Pointe Group, Inc.